Exhibit 99.1

Iconix Brand Group Reports Preliminary Second Quarter 2017 Financial Results

NEW YORK, Aug. 9, 2017 /PRNewswire/ —

•	2Q 2017 revenue excluding divested brands down 7%, an improvement from the first quarter

•	Managing expenses with SG&A down 9%

•	Revising down 2017 guidance

•	Balance sheet improvement substantially complete

•	Deconsolidating Southeast Asia joint venture

Iconix Brand Group, Inc. (NASDAQ: ICON) (“Iconix” or the “Company”) today reported preliminary financial results for its second quarter ended June 30, 2017.

John Haugh, CEO of Iconix commented, “Today we are reporting second quarter revenue results that show an improvement from the first quarter. We entered the year with two primary goals, first to strengthen the balance sheet and enhance financial flexibility, and second to execute on our organic growth strategy. With the refinancing announced last week, we can report that our near-term balance sheet objectives are substantially complete. We know we need to deliver on both of our objectives. To that end, organic growth is taking longer than originally anticipated, but we are fully focused on our organic growth objectives and will have more to share with you in the coming weeks and months.”

In the course of finalizing the results for the second quarter of 2017, the Company determined that its Southeast Asia joint venture should be deconsolidated. This deconsolidation was triggered by its joint venture partner’s payment of the final purchase price installment in respect of its interest in the Southeast Asia joint venture, which the Company received in late June. Flowing such deconsolidation through the Company’s financial statements is a time intensive process and as a result, the Company is reporting today its preliminary results, excluding the effect of this deconsolidation, which will change as described herein. The Company will file its 10-Q by August 14, 2017.

Preliminary Second Quarter 2017 Financial Results

Preliminary results for the second quarter ended June 30, 2017 do not reflect the non-cash gain that the Company expects to record in the second quarter of 2017 related to the deconsolidation of its Southeast Asia joint venture. As such, among other items footnoted herein, the Company’s GAAP operating income, GAAP net income and GAAP earnings per share for the second quarter of 2017 will be adjusted following the date hereof to reflect such gain. Such gain will be excluded from the Company’s non-GAAP results.

Results for the second quarter ended June 30, 2017 reflect the entertainment segment as a discontinued operation. Unless otherwise noted, results presented in this press release are based on continuing operations.

Licensing Revenue:

For the second quarter of 2017, licensing revenue was $61.6 million, a 10% decline as compared to $68.2 million in the prior year quarter. Revenue in the prior year’s second quarter included approximately $1.6 million of licensing revenue from the Sharper Image brand which was sold in the fourth quarter of 2016. As a result, there was no comparable revenue in the second quarter of 2017. Excluding revenue from the Sharper Image brand, revenue declined approximately 7% in the second quarter of 2017.

Segment Data (Non-GAAP for exclusion of divested brands):

($, 000’s)
	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Licensing Revenue by Segment*:
Women’s	27,634	31,498	-12%	55,777	63,561	-12%
Men’s	9,982	12,130	-18%	20,175	24,845	-19%
Home	7,824	7,302	7%	15,161	14,578	4%
International	16,207	15,675	3%	29,257	29,896	-2%

Total Licensing Revenue	61,647	66,605	-7%	120,370	132,880	-9%

*	Note: Segment revenue data excludes $1.6 million of revenue related to Sharper Image in the Home segment in Q2 2016, and $3.0 million of revenue related to Sharper Image in the Home segment in the six months ended June 30, 2016. Sharper Image was sold in the fourth quarter of 2016. As a result, there was no comparable revenue in 2017.

SG&A Expenses:

Total SG&A expenses in the second quarter of 2017 were $26.8 million, a 9% decrease as compared to approximately $29.5 million in the second quarter of 2016. The decline was primarily related to lower compensation expense and lower bad debt expense.

Special charges, which are included in SG&A and are related to professional fees associated with correspondence with the Staff of the SEC, the SEC investigation, the class action and derivative litigations, and costs related to the transition of Iconix management were approximately $2.5 million in the second quarter of 2017, as compared to $1.9 million in the prior year quarter. The Company excludes special charges from its non-GAAP net income and non-GAAP EPS.

Operating Income (1):

Operating Income in the second quarter of 2017 was $12.1 million, as compared to $38.0 million in the second quarter of 2016. Operating income in the second quarter of 2017, included a $23.2 million charge primarily related to licensee terminations associated with the transition of a new license. Operating income in the second quarter of 2016 included $1.5 million of income related to the Sharper image brand and a $1.1 million loss from the sale of trademarks. Excluding these items, operating income was approximately $35.3 million in the second quarter of 2017, a 6% decline from approximately $37.6 million in the second quarter of 2016.

	Three Months Ended Jun. 30,			Six Months Ended Jun. 30,
($, 000’s)	2017	2016	% Change	2017	2016	% Change
Operating Income*:
Women’s	25,949	28,136	-8%	52,230	57,851	-10%
Men’s	5,428	7,865	-31%	11,371	15,513	-27%
Home	6,861	5,819	18%	13,486	12,116	11%
International	9,964	8,874	12%	15,484	15,749	-2%
Corporate	(12,869)	(13,056)	1%	(23,624)	(29,613)	20%

Total Operating Income	35,334	37,638	-6%	68,947	71,616	-4%

	Three Months Ended Jun. 30,			Six Months Ended Jun. 30,
	2017	2016	percentage point change	2017	2016	percentage point change
Operating Margin*:
Women’s	94%	89%	5%	94%	91%	3%
Men’s	54%	65%	-11%	56%	62%	-6%
Home	88%	80%	8%	89%	83%	6%
International	61%	57%	4%	53%	53%	0%
Corporate	-21%	-20%	-1%	-20%	-22%	2%

Total Operating Income	57%	57%	0%	57%	54%	3%

*	Note: Operating Income and Operating Margin for the second quarter of 2017 exclude a $23.2 million loss on termination of licensees. Operating Income and Operating Margin for the second quarter 2016 exclude a $1.1 million loss from the sale of trademarks and $1.5 million of income related to the Sharper Image brand. Operating Income and Operating Margin for the six months ended June 30, 2016 exclude a $9.8 million gain related to the sale of trademarks, and $2.9 million of income related to the Sharper Image brand.

Interest Expense:

Interest expense in the second quarter of 2017 was $14.1 million, a 35% decline as compared to interest expense of $21.9 million in the second quarter of 2016. The Company’s reported interest expense includes non-cash interest related to its outstanding convertible notes of $4.3 million in the second quarter of 2017 and $6.8 million in the second quarter of 2016. Excluding the non-cash interest related to the company’s outstanding convertible notes, interest expense was $9.8 million in the second quarter of 2017, as compared to $15.1 million in the second quarter of 2016. The lower interest expense is related to the Company’s reduction of debt over the past year.

Other Income:

In the second quarter of 2017, the Company recognized a $13.9 million expense related to the early extinguishment of a portion of the Company’s term loan, and in the second quarter of 2016 the Company recognized a gain of $4.3 million primarily related to the repurchase of a portion of the Company’s 2018 convertible notes at a discount. The Company has excluded these items from its non-GAAP results.

GAAP Net Income and GAAP Diluted EPS (1):

GAAP net income from continuing operations for the second quarter of 2017 was a loss of $16.3 million as compared to income of $10.6 million in the second quarter of 2016. The decline was primarily related to a licensee termination charge and a loss on the early extinguishment of debt. GAAP diluted EPS from continuing operations for the second quarter of 2017 was a loss of $0.30 as compared to diluted earnings per share of approximately $0.21 in the second quarter of 2016.

Non-GAAP Net Income and Non-GAAP Diluted EPS:

Non-GAAP net income from continuing operations for the second quarter of 2017 was $15.2 million, an 18% increase as compared to $12.9 million in the second quarter of 2016.

Non-GAAP diluted EPS from continuing operations for the second quarter of 2017 was $0.26 as compared to $0.25 in the second quarter of 2016.

The cash benefit from the amortization of wholly-owned U.S. intangible assets for tax purposes was approximately $0.13 in the second quarter of 2017 as compared to $0.15 in the second quarter of 2016. Non-GAAP EPS adjusted for non-cash taxes related to the amortization of wholly-owned intangible assets amortizable for U.S. income tax purposes was approximately $0.39 in the second quarter of 2017 as compared to $0.40 in the second quarter of 2016.

Balance Sheet and Liquidity:

The Company ended the second quarter of 2017 with approximately $313 million of total cash and $980 million face value of debt. In the second quarter of 2017, the Company paid down approximately $224 million of debt and, has subsequent to June 30, 2017 paid down an additional $167 million in the third quarter of 2017.

($, 000’s)	Jun. 30, 2017		Jun 30, 2017
Location:		Debt Summary:
Unrestricted Domestic Cash (wholly owned)	91,991	Senior Secured Notes	585,424
Unrestricted Domestic Cash (in consolidated JV’s)	12,090	1.50% Convertible Notes due 2018	295,050
Unrestricted International Cash	4,784	Variable Funding Note	100,000
Restricted Cash	204,170	Senior Secured Term Loan	0

Total Cash	$313,035	Total Debt (Face Value)	$980,474

Prior to entering into a new $300 million term loan last week, of which the proceeds will be used to repay the $295 million of convertible notes due in March 2018 (with the remainder being used for general corporate purposes), the Company’s total face value of debt was $814 million and the Company had approximately $137 million of cash on its balance sheet.

Free Cash Flow

The Company generated approximately $10.6 million of free cash flow from continuing operations in the second quarter of 2017, as compared to approximately $38.7 million in the second quarter of 2016. The decline is primarily related to the $23.2 million charge in the second quarter related to licensee terminations. Note that free cash flow in the second quarter 2017 excludes the effect of the deconsolidation of the Southeast Asia joint venture, which the Company expects to have an immaterial impact to free cash flow.

Free Cash Flow Reconciliation (3):

($, 000’s)
	Three Months Ended Jun. 30,			Six Months Ended Jun. 30,
	2017	2016	% Change	2017	2016	% Change
Net cash provided by continuing operating activities	8,114	26,220	-69%	20,015	42,698	-53%
Plus: Cash from sale of trademarks and related notes receivable	3,980	5,747		6,927	5,942
Plus: Cash from notes receivable from licensees	0	1,250		1,250	6,600
Plus: Cash from sale of equity interest in BBC Ice Cream	0	0		0	3,500
Plus: Cash from sale of Badgley Mischka	0	250		0	14,000
Plus: Cash from sale of equity interest in China	0	11,715		0	11,715
Less: Capital Expenditures	(576)	(362)		(755)	(678)
Less: Distributions to non-controlling interests	(926)	(6,151)		(3,843)	(9,052)

Free Cash Flow- from continuing operations	$10,592	$38,669	-73%	$23,594	$74,725	-68%

Note that in June 2017 the company received $345 million of cash from the sale of the entertainment segment.

2017 Guidance

The Company is revising its 2017 guidance as follows

•	Revenue: The Company expects full year 2017 revenue to be in a range of approximately $225 million to $235 million as compared to its previous guidance of $235 million to $245 million. The revision is related to the timing of certain new initiatives, the transition of certain licensees, and the deconsolidation of the Southeast Asia joint venture. The deconsolidation has no impact on 2017 second quarter revenue, but going forward revenue from the Southeast Asia joint venture will not be reflected in our topline revenue results. There was approximately $2.6 million of revenue from Southeast Asia in the second half of 2016, for which there will be no comparable revenue in 2017. Going forward, the net results for the Southeast Asia joint venture will be reported in the Company’s equity earnings on joint ventures line on the income statement.

•	GAAP EPS (1): The Company expects 2017 GAAP EPS to be a loss of ($0.06) to ($0.01) as compared to its previous guidance of $0.29 to $0.44. This revision is primarily related to the charge from the termination licensees, the expense related to the early extinguishment of debt in the second quarter of 2017 and the revenue revision.

•	Non-GAAP EPS: The Company expects 2017 non-GAAP EPS to be in a range of $0.65 to $0.70 as compared to its previous guidance of $0.70 to $0.85 to reflect the revenue revision.

•	Non-GAAP EPS adjusted for wholly owned U.S. intangibles tax amortization: In 2017, the Company expects to realize $29 million or $0.51 of earnings per diluted share of tax savings related to the amortization of the Company’s wholly owned U.S. intangible assets. Adjusting for this tax benefit, the Company expects non-GAAP EPS for 2017 to be in a range of $1.16 to $1.21 as compared to previous guidance of $1.21 to $1.36. This tax amortization is an ongoing benefit of the business model that the Company believes is useful in evaluating the business.

•	Free cash Flow: The Company expects full year 2017 free cash flow to be in a range of $65 million to $82 million, as compare to previous guidance of $105 million to $125 million. The revision is primarily related to the $23.3 million charge the Company incurred in the second quarter as a result of terminating licensees, the downward revenue revision and a $10 million state tax audit settlement. Note that in June 2017 the company received $345 million of cash from the sale of the entertainment segment.

Non-GAAP net income, non-GAAP diluted EPS and Free Cash Flow are non-GAAP metrics, and reconciliation tables for each are included in this press release.

Conference Call

The Company will host a conference call today at 10:00AM ET. The call can be accessed on the Company’s website at www.iconixbrand.com

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a growing portfolio of consumer brands including: CANDIE’S (R), BONGO (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), MARC ECKO (R) and ARTFUL DODGER (R). In addition, Iconix owns interests in the MATERIAL GIRL (R), ED HARDY (R), TRUTH OR DARE (R), MODERN AMUSEMENT (R), BUFFALO (R), HYDRAULIC (R), and PONY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Forward Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “confident,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements include, among others, statements relating to additional information that may require the Company to restate further the financial statements and other financial data in the periods impacted by the restatement and/or additional historical periods. These statements are based on the Company’s beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and, except as required by applicable law, the Company undertakes no obligation to update or revise publicly any forward-looking statements.

Contact Information:

Jaime Sheinheit

Iconix Brand Group

VP, Investor Relations

jsheinheit@iconixbrand.com

212.730.0030

Unaudited Condensed Consolidated Income Statements

(in thousands, except earnings per share data)
	Three Months Ended Jun. 30,			Six Months Ended Jun. 30
	2017	2016	% Change	2017	2016	% Change
Licensing revenue	61,647	68,209	-10%	120,370	135,885	-11%
Selling, general and administrative expenses	26,802	29,506	-9%	52,192	62,107	-16%
Loss on termination of licenses	23,230	—	NA	23,230	—	NA
Depreciation and amortization	571	895	-36%	1,223	1,860	-34%
Equity earnings on joint ventures	(1,059)	(1,363)	-22%	(1,992)	(2,556)	-22%
Gain on sale of trademarks (1)	—	1,125	NA	—	(9,844)	NA

Operating income (loss) (1)	12,103	38,046	-68%	45,717	84,318	-46%
Other (income) expenses
Interest expense	14,130	21,890	-35%	28,876	41,417	-30%
Interest income	(141)	(193)	-27%	(267)	(547)	-51%
Other income, net	—	(9)	NA	(1)	(16)	-94%

Loss (gain) on extinguishment of debt, net	13,919	(4,288)	NA	19,400	(4,288)	NA
Foreign currency translation loss (gain)	3,416	(734)	NA	3,845	(116)	NA

Other expenses—net	31,324	16,666	88%	51,853	36,450	42%
Income (loss) before income taxes (1)	(19,221)	21,380	-190%	(6,136)	47,868	-113%
Provision (benefit) for income taxes	(6,866)	6,888	-200%	(979)	15,724	-106%

Net income (loss) (1)	(12,355)	14,492	-185%	(5,157)	32,144	-116%

Less: Net income (loss) attributable to non-controlling interest	3,904	3,890	0%	6,386	6,916	-8%

Net income (loss) attributable to Iconix Brand Group, Inc. (1)	(16,259)	10,602	-253%	(11,543)	25,228	-146%

(Loss) from discontinued operations before income taxes	(11,140)	3,387	NA	(23,924)	10,625	NA
Gain on sale of Entertainment segment	104,327	—	NA	104,327	—	NA
Provision for income taxes	34,060	805	NA	28,962	2,577	NA

Income (loss) from discontinued operations, net of income taxes	59,127	2,582	2190%	51,441	8,048	539%
Less: Net income attributable to non-controlling interest from discontinued operations	1,634	1,602	2%	2,943	3,081	-4%

Net income (loss) from discontinued operations attributable to Iconix Brand Group, Inc.	57,493	980	5767%	48,498	4,967	876%

Net income (loss) attributable to Iconix Brand Group, Inc. (1)	41,234	11,582	256%	36,955	30,195	22%

Earnings (loss) per share – basic (1):
Continuing operations (1)	(0.30)	0.22	-236%	(0.24)	0.52	-146%
Discontinued operations	1.01	0.02	4950%	0.85	0.10	750%

Earnings (loss) per share—basic (1)	0.71	0.24	199%	0.61	0.62	-1%

Earnings (loss) per share – diluted (1):
Continuing operations (1)	(0.30)	0.21	-243%	(0.24)	0.50	-148%
Discontinued operations	1.00	0.02	4900%	0.84	0.10	740%

Earnings (loss) per share—diluted (1)	0.70	0.23	204%	0.60	0.60	0%

Weighted average number of common shares outstanding:
Basic	57,082	49,035	16%	57,026	48,772	17%

Diluted	57,568	50,675	14%	57,568	50,501	14%

(1)	In the second quarter of 2017, the Company expects to recognize a non-cash gain related to the deconsolidation of its Southeast Asia joint venture. The amount of such gain remains subject to being finalized and is not reflected herein. As such, the Company’s GAAP operating income, income before taxes, net income and earnings per share for the three month and six month periods ended June 30, 2017 will be revised following the date hereof.

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP).

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Note: All items in the following reconciliation tables are attributable to Iconix Brand Group, Inc. and exclude results related to non-controlling interests. Certain numbers may not add due to rounding.

Non-GAAP Net Income & Diluted EPS Reconciliation: (2)

	NET INCOME			EPS
	Three Months Ended Jun. 30,			Three Months Ended Jun. 30,
	2017	2016	% Change	2017	2016	% Change
GAAP net income & EPS from continuing operations attributable to Iconix (1)	(16,259)	10,602	NA	($0.30)	$0.21	NA

Add:
non-cash interest related to ASC 470	4,282	6,812	-37%	$0.07	$0.13	-45%
loss on extinguishment of debt	13,919	(4,288)	NA	$0.24	($0.08)	NA
loss on termination of licenses	23,230	—	NA	$0.40	—	NA
special charges	2,549	1,860	37%	$0.04	$0.04	21%
foreign currency translation gain/(loss)	3,433	(595)	NA	$0.06	($0.01)	NA
Accretion of redeemable non- controlling interest	—	—		$0.02	—	NA
Deduct: Income taxes related to above	(15,984)	(1,537)	NA	($0.28)	($0.03)	825%

Net	31,429	2,252	1296%	$0.55	$0.04	1275%
Non-GAAP net income & EPS from continuing operations attributable to Iconix	$15,170	$12,854	18%	$0.26	$0.25	4%

Add: Wholly owned U.S. intangible tax amortization tax effected at 35%	$7,295	$7,518	-3%	$0.13	$0.15	-13%

Non-GAAP net income & EPS from continuing operations attributable to Iconix adjusted for tax amortization	$22,465	$20,372	10%	$0.39	$0.40	-3%

	NET INCOME			EPS
	Six Months Ended Jun. 30,			Six Months Ended Jun. 30,
	2017	2016	% Change	2017	2016	% Change
GAAP net income & EPS from continuing operations attributable to Iconix (1)	(11,543)	25,228	-146%	($0.24)	$0.50	-148%

Add:
non-cash interest related to ASC 470	8,328	14,092	-41%	$0.14	$0.28	-48%
loss on extinguishment of debt	19,400	(4,288)	NA	$0.34	($0.08)	NA
loss on termination of licenses	23,230	—	NA	$0.40	—	NA
special charges	4,716	7,330	-36%	$0.08	$0.15	-44%
foreign currency translation gain/(loss)	3,908	31	12506%	$0.07	$0.00	NA
Accretion of redeemable non- controlling interest	—	—		$0.04	—
Deduct: Income taxes related to above	(20,198)	(6,050)	-234%	($0.35)	($0.12)	-200%

Net	39,384	11,115	250%	$0.72	$0.22	227%
Non-GAAP net income & EPS from continuing operations attributable to Iconix	$27,841	$36,343	-23%	$0.48	$0.72	-33%

Add: Wholly owned U.S. intangible tax amortization tax effected at 35%	$14,590	$15,036	-3%	$0.25	$0.30	-17%

Non-GAAP net income & EPS from continuing operations attributable to Iconix adjusted for tax amortization	$42,431	$51,379	-17%	$0.74	$1.02	-27%

Forecasted Non-GAAP Diluted EPS Reconciliation (2)	Year Ending
	Dec. 31, 2017
	Low		High
Forecasted GAAP diluted EPS (1)	-$	0.06	-$	0.01

Adjustments for non-cash interest related to ASC 470, net of tax		$0.10		$0.10
Special charges, net of tax		$0.08		$0.08
Loss on extinguishment of debt		$0.22		$0.22
Loss on termination of licensees		$0.26		$0.26
Foreign currency translation loss (gain)		$0.05		$0.05

Forecasted Non-GAAP Diluted EPS		$0.65		$0.70

Add: Wholly owned U.S. intangibles tax amortization tax effected at 35%		$0.51		$0.51

Forecasted Non-GAAP Diluted EPS adjusted for tax amortization		$1.16		$1.21

Forecasted Reconciliation of Free Cash Flow: (3)	Year Ending
	Dec. 31, 2017
	Low	High
Net cash provided by operating activities	$58,000	$75,000
Plus: cash from prior period sale of trademarks	15,000	15,000
Plus: cash received on notes receivable from licensees	4,000	4,000
Less: capital expenditures	(2,000)	(2,000)
Less: distributions to minority interest	(10,000)	(10,000)

Free Cash Flow	$65,000	$82,000

Footnotes

(1) In the second quarter of 2017, the Company expects to recognize a non-cash gain related to the deconsolidation of its Southeast Asia joint venture. The amount of such gain remains subject to being finalized and is not reflected herein. As such, the Company’s GAAP operating income, income before taxes, net income and earnings per share for the three month and six month periods ended June 30, 2017 will be revised following the date hereof.

(2) Non-GAAP net income and non-GAAP diluted EPS (along with non-GAAP weighted average diluted shares) are non-GAAP financial measures which represent net income excluding any non-cash interest related to ASC Topic 470, non-cash, non-recurring gains and charges, foreign currency translation gains and losses, and charges related to professional fees incurred as a result of the correspondence with the Staff of the SEC, the SEC investigation, internal investigations, the previously disclosed class action and derivative litigations, and costs related to the transition of Iconix management, all net of tax, and any incremental dilutive shares related to our convertible notes that are covered by their respective hedges. The Company believes these are useful financial measures in evaluating its financial condition because they are more reflective of the Company’s business purpose, operations and cash expenses.

Based on the average closing stock price for the quarters ended June 30, 2017 and June 30, 2016, there were no potential dilutive shares related to our convertible notes for GAAP purposes.

(3) Free Cash Flow, a non-GAAP financial measure, represents net cash provided by operating activities, plus cash received from the sale of trademarks and formation of joint ventures, less distributions to non-controlling interests and capital expenditures. Free Cash Flow excludes notes receivable from sale of trademarks and the formation of joint ventures, cash used to acquire the membership interests of our joint venture partners, mandatory debt service requirements, and other non-discretionary expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The Company believes Free Cash Flow is useful because it provides information regarding actual cash received in a specific period from the Company’s comprehensive business strategy of maximizing the value of its brands through traditional licensing, international joint ventures and other arrangements. We have excluded the cash used to buy back our joint venture membership interests from the above definition because we believe that, like other acquisitions, such actions are capital transactions. It also provides supplemental information to assist investors in evaluating the Company’s financial condition and ability to pursue opportunities that enhance shareholder value.